EXHIBIT 99.1

                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                               232A ROYAL PALM WAY
                              PALM BEACH, FL 33480
                          (561) 822-9995 * FAX 822-9942



March 31, 2003



Elva International, Inc.
West Palm Beach, FL   33401


Gentlemen:

We are unable to complete the audit of the financial statements of Elva International, Inc. as of December 31, 2002 and for the year then ended in time for the Company's Form 10-KSB to be filed timely, due to unforeseen circumstances.


Sincerely,

/s/ Durland & Company, CPAs, P.A.
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Durland & Company, CPAs, P.A.



SHD/dhl